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Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-89368, 333-62866, 333-06163, 333-29103, 333-80313, 333-52339 and Form S-3 Nos. 333-95531 and 333-86736) pertaining to the Non-Plan Stock Option, 1996 Stock Option Plan, New Executive Stock Option Plan, 1995 Employee Stock Purchase Plan, 1995 Directors' Stock Option Plan, 1996 Stock Option Plan, 1996 Non-Executive Stock Option Plan, 1988 Incentive Stock Option Plan and pertaining to shares of common stock issued to selling shareholders of Apio, Inc., an individual investor and private placement of common stock, of our report dated August 1, 2003, with respect to the consolidated financial statements and schedules of Landec Corporation included in the Annual Report (Form 10-K) for the year ended May 25, 2003.

                      /s/ Ernst & Young LLP

San Jose, California
August 21, 2003

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  Exhibit 23.1
Consent of Independent Auditors